Exhibit 99.1

This Proxy is Solicited on Behalf of the Board of Directors of

Renovis, Inc.

Special Meeting of Stockholders

The undersigned hereby appoints John P. Walker and Jeffrey S. Farrow as proxies, with the power to act without the other and with power of substitution, and hereby authorizes them to vote on behalf of the undersigned, all shares of stock of Renovis, Inc., a Delaware corporation, which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on                     , 2008, at              [a./p.m.] Pacific time and at any adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could so act if personally present thereat, as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no selection is made, this proxy will be voted FOR proposals 1 and 2.

☐   I PLAN TO ATTEND THE MEETING

The Board of Directors recommends a vote FOR proposals 1 and 2.

Proposal 1:

To adopt the Agreement and Plan of Merger, dated as of September 18, 2007, made and entered into by and between Evotec AG, a stock corporation organized and existing under the laws of the Federal Republic of Germany, and Renovis, a Delaware company, as amended to date, and to approve the merger and related transactions on the terms described in the merger agreement

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2:	Approval of any motion to adjourn or postpone the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes in favor of Proposal 1 at the time of the Special Meeting

	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters as may properly come before the Special Meeting and at any adjournment or postponement thereof.

Number of Shares

Signature (Title, if any)	Date

Signature (if held jointly)	Date

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE THROUGH 11:59 PACIFIC TIME ON THE DAY PRIOR TO THE SPECIAL MEETING. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
https://www.eproxy.com/rnvs/		1-800-560-1965

Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.	OR	Use any touch tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote by Internet or telephone, you do NOT need to mail back your proxy card.

TO VOTE BY MAIL, PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.